    As filed with the Securities and Exchange Commission on February 5, 2001
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         KERYX BIOPHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                            13-4087132
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

               KIRYAT MADA 5, HAR HOTZVIM, JERUSALEM 91236 ISRAEL
              (Address of Principal Executive Offices) (Zip Code)

                           2000 STOCK OPTION PLAN AND
                             1999 SHARE OPTION PLAN
                            (Full Title of the Plan)

                                BOB TRACHTENBERG
                          GENERAL COUNSEL AND SECRETARY
                         KERYX BIOPHARMACEUTICALS, INC.
                           KIRYAT MADA 5, HAR HOTZVIM
                             JERUSALEM 91236 ISRAEL
                     (Name and Address of Agent for Service)

                                 +972-2-541-2700
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                         Proposed               Proposed
Title of Each Class                                      Maximum                 Maximum
of Securities to be           Amount to be         Offering Price Per           Aggregate               Amount of
Registered                     Registered                 Share              Offering Price          Registration Fee
-----------------------  ----------------------- ----------------------- -----------------------   ----------------------
Common Stock
$.001 par value per
share                         8,685,000 shares           $9.9922(1)         $86,782,257.00(1)           $21,696(1)
=======================  ======================= ======================= =======================   ======================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low trading prices of the common stock as reported on the Nasdaq National Market on February 1, 2001.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         ITEM 1.  PLAN INFORMATION.

         The information required by Part I is included in documents sent or given to participants in the 2000 Stock Option Plan and 1999 Share Option Plan of Keryx Biopharmaceuticals, Inc. ("Keryx") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

         (a) The registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrants last fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (a) above.

         (c) The description of the common stock of the registrant, par value $.001 per share, contained in Keryx's registration statement on Form 8-A dated June 28, 2000, and filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law statute provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The registrant's certificate of incorporation provides that the registrant shall indemnify each of its directors and officers in every situation where, under Section 145 of the Delaware General Corporation Law statute, it is permitted or empowered to make such indemnification. The registrant may, in the sole discretion of the board of directors of the registrant, indemnify any other person who may be indemnified pursuant to Section 145 to the extent it deems advisable. If the Delaware General Corporation Law statute is amended to further eliminate or limit the liability of a director, then a director of the registrant shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law statute.

         The registrant's bylaws provide that the registrant shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law statute, each of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding arising by reason of the fact that such person is or was a director or officer of the registrant. The registrant is required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the registrant.

         The registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the registrant's bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         (a) The registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales
                  are being made, a post-effective amendment to this Registration Statement:

                                    (i)     To include any prospectus required
                  by Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                         provided, however, that paragraphs (i) and (ii) do not
                  apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                         (2) That, for the purpose of determining any liability
                  under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Keryx hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Jerusalem, Israel, on the 5th day of February 2001.

                                               KERYX BIOPHARMACEUTICALS, INC.



                                By:            /s/ Bob Trachtenberg
                                               -----------------------------
                                               Bob Trachtenberg
                                               General Counsel & Secretary

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Keryx Biopharmaceuticals, Inc., hereby severally constitute Bob Trachtenberg and Steven D. Singer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Keryx Biopharmaceuticals, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated below and on the 27th day of January 2001.

Signature                                  Title
---------                                  -----
   /s/ Morris Laster                    Chairman, Chief Executive Officer & President
----------------------------------         (Principal Executive Officer)
Morris Laster, M.D.

   /s/ Robert Gallahue, Jr.             Chief Financial Officer & Treasurer
----------------------------------         (Principal Accounting Officer)
Robert Gallahue, Jr.


   /s/ Peter Kash                       Director

----------------------------------
Peter M. Kash

   /s/ Mark H. Rachesky                 Director
----------------------------------
Mark H. Rachesky, M.D.


   /s/ Lindsay A. Rosenwald             Director
----------------------------------
Lindsay A. Rosenwald, M.D.


  /s/ Wayne Rothbaum                    Director

----------------------------------
Wayne Rothbaum

                                INDEX TO EXHIBITS


Number             Description
------             -----------

4.1(1)             Amended and Restated Certificate of
                   Incorporation of the registrant

4.2(1)             Bylaws of the registrant

4.3(1) Specimen stock certificate of common stock of the registrant

5.1 Opinion of Hale and Dorr LLP, counsel to the registrant

23.1               Consent of Hale and Dorr LLP
                   (included in Exhibit 5.1)

23.2               Consent of Somekh Chaikin, a member firm of KPMG
                   International, independent auditors

23.3               Consent of PA Strategy Partners Ltd.

24.1               Power of attorney (included in the
                   signature pages of this registration
                   statement)


------------

(1) Previously filed with the Securities and Exchange Commission as an exhibit to the registrant's registration statement on Form S-1, as amended (File No. 333-38379), and incorporated herein by reference.